Exhibit 99.1

Freshpet, Inc. Reports Fourth Quarter and Full Year 2016 Financial Results

SECAUCUS, N.J. – March 9, 2017 – Freshpet, Inc. (“Freshpet” or the “Company”) (NASDAQ: FRPT) today reported financial results for its fourth quarter and full year ended December 31, 2016.

Fourth Quarter 2016 Financial Highlights Compared to Prior Year Period

•	Net Sales of $34.1 million, up 13%
•	Net Income of $1.2 million
•	Adjusted EBITDA of $6.4 million, up 57%
•	Freshpet Fridges increased 11% to 16,609 from 15,015

2016 Financial Highlights Compared to Prior Year

•	Net Sales of $133.1 million, up 15%
•	Net Loss of $3.2 million
•	Adjusted EBITDA of $17.7 million, up 59%

“The Company made solid progress during 2016. We increased both same store sales and new store distribution while also generating higher operating cash flow and improved profitability,” said Billy Cyr, Freshpet’s Chief Executive Officer. “More importantly, we strategically prepared the Company for its next stage of growth with the completion of our manufacturing facility expansion. As we enter 2017, we believe the Company is well positioned to more rapidly grow the Freshpet brand with our proven marketing message, outstanding product quality, broad distribution, and financial flexibility to support the pursuit of more aggressive growth.”

Fiscal Fourth Quarter 2016

Net sales increased 12.8% to $34.1 million for the fourth quarter of 2016 compared to the same period in the prior year, and the Company’s fresh refrigerated product offering grew 15.2% as compared to the same period in the prior year. Net sales for the quarter were driven by velocity gains and  a 10.6% increase in Freshpet fridge store locations to 16,609 as of December 31, 2016, as compared to the prior year period.

Gross profit was $15.2 million, or 44.7% as a percentage of net sales, compared to $13.7 million, or 45.3% as a percentage of net sales, in the same period last year. For the fourth quarter 2016, Adjusted Gross Profit was $17.0 million, or 49.9% as a percentage of net sales, compared to $14.4 million, or 47.5% as a percentage of net sales, in the prior year period. Adjusted Gross Profit is a Non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to Gross Profit in the financial tables that accompany this release.

Selling, general and administrative expenses (“SG&A”) were $13.7 million compared to $10.8 million in the prior year period. As a percentage of net sales, SG&A increased to 40.1% for the fourth quarter of 2016 compared to 35.8% in the fourth quarter of 2015. Adjusted SG&A as a percentage of net sales decreased to 38.2% compared to 40.9% in the fourth quarter of 2015. Adjusted SG&A is a Non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to SG&A in the financial tables that accompany this release.

Net Income was $1.2 million for the fourth quarter of 2016 compared to $2.8 million for the prior year period. The fourth quarter ended December 31, 2016 and 2015 included a reduction of expense related to performance-based stock compensation awards of $0.1 and $2.6 million, respectively.

Adjusted EBITDA was $6.4 million for the fourth quarter of 2016, compared to $4.0 million in the fourth quarter 2015.  Adjusted EBITDA is a Non-GAAP financial measure defined under “Non-GAAP Measures,” and is reconciled to net earnings in the financial tables that accompany this release.

Full Year 2016

Net sales increased 14.5% to $133.1 million for the full year ended December 31, 2016 compared to $116.2 million for the full year ended December 31, 2015. The Company’s fresh refrigerated product offering grew 15.4% as compared to the prior year. Net sales for the year were driven by increased velocity and an increase in Freshpet Fridge store locations.

Gross profit was $60.4 million, or 45.4% as a percentage of net sales, compared to $54.6 million, or 47.0% as percentage of net sales, last year. Adjusted Gross Profit, which is a non-GAAP financial measure, was $66.0 million, or 49.6% as a percentage of net sales, compared to $57.2 million, or 49.2% as a percentage of net sales, in the prior year.

SG&A was $62.6 million compared to $58.3 million last year. As a percentage of net sales, SG&A decreased to 47.0% from 50.2% last year. Adjusted SG&A as a percentage of net sales, which is a Non-GAAP financial measure, decreased to 43.1% for 2016 compared to 46.5% for 2015.

Net loss for the year ended December 31, 2016 was $3.2 million compared to $3.7 million for the year ended December 31, 2015. The year ended December 31, 2016 and 2015 included a reduction of expense related to performance-based stock option compensation awards of $0.1 and $2.6 million respectively.

Adjusted EBITDA, which is a Non-GAAP measure, was $17.7 million, compared to $11.1 million in 2015.

Cash and Net Debt

For the year ended December 31, 2016, the Company generated cash from operations of $12.8 million compared to $6.7 million for the year ended December 31, 2015. As of December 31, 2016, the Company had cash and cash equivalents of $3.9 million, a decrease of $4.1 million from December 31, 2015 primarily due to capital expenditures related to the expansion of the Company’s Freshpet Kitchens in Bethlehem, Pennsylvania. In order to fund the expansion, the Company invested $17.6 million in capital expenditures, borrowed $10.0 million and repaid $3.0 million and now has $30.0 million available under its Credit Facility as of December 31, 2016. Debt outstanding, net of cash and cash equivalents, as of December 31, 2016 was $3.1 million.

Outlook For Fiscal Year 2017

Mr. Cyr continued, “Through our analysis we know that the Freshpet brand has very low awareness, but a very high customer repeat rate. In 2017, we will begin to increase our investment in media to drive brand awareness.  Over time we expect this new level of spend will increase same store sales and grow new store penetration. We have tested this media strategy over the last several months and are pleased with the results to-date.”

The Company expects to see an accelerated rate of growth, particularly for its fresh refrigerated products, as the year develops.

In the near term, the Company expects its strategic media investment to reduce Adjusted EBITDA, however, it’s confident this will more rapidly grow the business and result in significantly higher Adjusted EBITDA potential over the medium and long-term.  In addition, over the longer term, the Company believes that expansion in gross profit from its cost savings and margin improvement efforts will offset the incremental media investment.  There are significant cost savings and margin improvement opportunities that can be realized now that the Company’s technical talent has the opportunity to turn its attention from the addition of plant capacity to optimization of the manufacturing facilities recently completed.  The Company expects to begin to see the benefit from these efforts beginning later in 2017 and continuing into 2018 and beyond.

For full year 2017, the Company expects following results compared to the prior year:

•	To exceed Net Sales of $153 million, an increase of approximately 15%, (17% for its fresh refrigerated product offering) with an increased rate of growth throughout the year.
•

To exceed Adjusted EBITDA of $16 million, a decrease of approximately 10%.  The planned strategic media investment will reduce Adjusted EBITDA in the near-term, but the resulting higher brand awareness is expected to generate increased Adjusted EBITDA over time.

•	To exceed Freshpet Fridges of over 18,200, an increase of approximately 10%.

The Company does not provide guidance for the most directly comparable GAAP measure, net income, and similarly cannot provide a reconciliation between its forecasted Adjusted EBITDA and net income metrics without unreasonable effort due to the unavailability of reliable estimates for certain items, such as non-cash gains or losses resulting from mark-to-market adjustments of warrants. These items are not within the Company’s control and may vary greatly between periods and could significantly impact future financial results.

Conference Call, Webcast and Slide Presentation

The Company will host a conference call and webcast including an accompanying slide presentation where members of the executive management team will discuss these results with additional comments and details today at 4:30 p.m. ET. The conference call and accompanying presentation slides will be available live over the Internet through the “Investors” section of the Company’s website at www.freshpet.com. To participate on the live call listeners in North America may dial (877) 407-0792 and international listeners may dial (201) 689-8263.

A replay of the conference call will be archived on the Company’s website and telephonic playback will be available from 7:30 p.m. ET on March 9, 2017, through March 23, 2017. North American listeners may dial (844) 512-2921 and international listeners may dial (412) 317-6671 the passcode is 13654710.

About Freshpet

Freshpet has a single-minded mission – to improve the lives of dogs and cats everywhere through the power of fresh, natural food. Packed with vitamins and proteins, our foods offer fresh meats, poultry, and vegetables farmed locally. At our Freshpet Kitchens, we thoughtfully prepare these natural ingredients and everyday essentials, cooking them in small batches at lower temperatures to preserve key nutrients. That way, your pet gets the best. Freshpet refrigerated foods and treats are kept cool from the moment they are made until they arrive at Freshpet Fridges in your local market.

Our foods are available in select mass, grocery, natural food, club, and pet specialty retailers across the United States, Canada and are currently testing in the United Kingdom. From the care we take to source our ingredients and make our food, to the moment it reaches your home, our integrity, transparency and social responsibility are the way we like to run our business. To learn more, visit www.freshpet.com.

Connect with Freshpet:

https://www.facebook.com/Freshpet

https://twitter.com/Freshpet

http://instagram.com/Freshpet

http://pinterest.com/Freshpet

https://plus.google.com/+Freshpet

https://en.wikipedia.org/wiki/Freshpet

https://www.youtube.com/user/freshpet400

Forward Looking Statements

Certain statements in this release may constitute “forward-looking” statements. These statements are based on management's current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Freshpet believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are a number of risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in the Company's latest annual report on Form 10-K filed with the Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release. Freshpet undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

Non-GAAP Financial Measures

Freshpet uses the following non-GAAP financial measures in its financial communications. These non-GAAP financial measures (collectively, “the non-GAAP financial measures”) should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to, the GAAP measures and may not be comparable to similarly named measures used by other companies.

•	Adjusted Gross Profit
•	Adjusted Gross Profit as a % of net sales (Adjusted Gross Margin)
•	Adjusted SG&A Adjusted SG&A as a % of net sales
•	EBITDA
•	Adjusted EBITDA

Adjusted Gross Profit: Freshpet defines Adjusted Gross Profit as Gross Profit before plant start-up expenses and processing and plant depreciation expense.

Adjusted SG&A Expenses: Freshpet defines Adjusted SG&A as SG&A expenses before non-cash items related to share-based compensation, leadership transition expenses, and fees related to a secondary offering.

EBITDA and Adjusted EBITDA: EBITDA represents net loss plus depreciation and amortization, interest expense, and income tax expense, and Adjusted EBITDA represents EBITDA plus loss on disposal of equipment, plant startup expense, share-based compensation, warrant fair valuation, secondary fees, leadership transition expenses, and launch expenses.

Management believes that the non-GAAP measures, are meaningful to investors because they provide a view of the Company with respect to ongoing operating results. The non-GAAP financial measures are shown as supplemental disclosures in this release because they are widely used by the investment community for analysis and comparative evaluation and provides additional metrics to evaluate the Company’s operations and, when considered with both the Company’s GAAP results and the reconciliation to the most comparable GAAP measures, provides a more complete understanding of the Company’s business than could be obtained absent this disclosure. The non-GAAP measures are not and should not be considered an alternative to the most comparable GAAP measures or any other figure calculated in accordance with GAAP, or as an indicator of operating performance. The Company’s calculation of the non-GAAP financial measures may differ from methods used by other companies. Management believes that the non-GAAP measures are important to an understanding of the Company's overall operating results in the periods presented. The non-GAAP financial measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance.

CONTACT

ICR

Katie Turner

646-277-1228

katie.turner@icrinc.com

Michael Fox

203-682-8218

Michael.fox@icrinc.com

FRESHPET INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31, 2016	December 31, 2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,908,177	$8,029,413
Short-term investments	—	3,250,000
Accounts receivable, net of allowance for doubtful accounts	8,886,790	7,030,719
Inventories, net	5,402,735	6,853,447
Prepaid expenses and other current assets	1,045,651	229,631
Total Current Assets	19,243,353	25,393,210
Property, plant and equipment, net	101,493,080	82,793,007
Deposits on equipment	3,620,444	3,243,519
Other assets	2,094,339	1,667,838
Total Assets	$126,451,216	$113,097,574
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	6,884,155	6,668,643
Accrued expenses	4,531,139	2,274,557
Accrued warrants	253,391	204,314
Borrowings under Credit Facilities	7,000,000	—
Total Current Liabilities	$18,668,685	$9,147,514
Total Liabilities	$18,668,685	$9,147,514
STOCKHOLDERS' EQUITY:
Common stock	33,961	33,537
Additional paid-in capital	299,477,706	292,484,986
Accumulated deficit	(191,729,136)	(188,568,463)
Total Stockholders' Equity	107,782,531	103,950,060
Total Liabilities and Stockholders' Equity	$126,451,216	$113,097,574

FRESHPET INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME / (LOSS)

(Unaudited)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
NET SALES	$34,061,456	$30,201,788	$133,053,517	$116,186,372
COST OF GOODS SOLD	18,841,142	16,512,375	72,682,634	61,537,230
GROSS PROFIT	15,220,314	13,689,413	60,370,883	54,649,142
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	13,669,325	10,820,726	62,585,833	58,296,814
INCOME/(LOSS) FROM OPERATIONS	1,550,989	2,868,687	(2,214,950)	(3,647,672)
OTHER INCOME/(EXPENSES):
Other Income/(Expenses), net	(88,814)	116,621	(181,850)	448,943
Interest Expense	(208,022)	(192,530)	(698,119)	(454,567)
	(296,836)	(75,909)	(879,969)	(5,624)
INCOME/(LOSS) BEFORE INCOME TAXES	1,254,153	2,792,778	(3,094,919)	(3,653,296)
INCOME TAX EXPENSE	20,754	12,516	65,754	57,516
NET INCOME/(LOSS)	1,233,399	2,780,262	(3,160,673)	(3,710,812)
NET INCOME/(LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$1,233,399	$2,780,262	$(3,160,673)	$(3,710,812)
NET INCOME/(LOSS) PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
-BASIC	$0.04	$0.08	$(0.09)	$(0.11)
-DILUTED	$0.04	$0.08	$(0.09)	$(0.11)
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING USED IN COMPUTING NET INCOME/(LOSS) PER SHARE ATTRIBUTABLE TO COMMON STOCKHOLDERS
-BASIC	33,885,519	33,497,940	33,674,416	33,497,940
-DILUTED	34,226,963	33,526,958	33,674,416	33,497,940

FRESHPET INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

	For the Twelve Months Ended
	December 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,160,673)	$(3,710,812)
Adjustments to reconcile net loss to net cash flows provided by operating activities:
Provision for (gain)/loss on accounts receivable	(5,164)	11,985
Loss on disposal of equipment and deposits on equipment	189,531	93,599
Share-based compensation	4,193,490	3,923,857
Fair value adjustment for outstanding warrants	49,077	(502,626)
Change in reserve for inventory obsolescence	(117,944)	(105,022)
Depreciation and amortization	9,887,168	7,573,535
Amortization of deferred financing costs and loan discount	150,272	144,823
Changes in operating assets and liabilities
Accounts receivable	(1,850,907)	(1,682,304)
Inventories	1,568,656	565,726
Prepaid expenses and other current assets	(816,020)	1,061,748
Other assets	(398,059)	(198,902)
Accounts payable	853,854	192,583
Accrued expenses	2,256,582	(629,373)
Net cash flows provided by operating activities	12,799,863	6,738,817
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short-term investments	—	(7,499,205)
Proceeds from maturities of short-term investments	3,250,000	4,249,205
Acquisitions of property, plant and equipment, software and deposits on equipment	(29,952,536)	(27,015,112)
Acquisitions of land and building	—	(5,026,250)
Proceeds from sale of equipment	13,442	30,957
Net cash flows used in investing activities	(26,689,094)	(35,260,405)
CASH FLOWS FROM FINANCING ACTIVITIES:
Exercise of options to purchase common stock	2,767,995	291,750
Proceeds from borrowings under Credit Facilities	10,000,000	—
Repayment of borrowings under Credit Facilities	(3,000,000)	—
Net cash flows provided by financing activities	9,767,995	291,750
NET CHANGE IN CASH AND CASH EQUIVALENTS	(4,121,236)	(28,229,839)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	8,029,413	36,259,252
CASH AND CASH EQUIVALENTS, END OF PERIOD	$3,908,177	$8,029,413

FRESHPET INC. AND SUBSIDIARIES

RECONCILIATON BETWEEN GROSS PROFIT AND ADJUSTED GROSS PROFIT

(Unaudited)

(Amounts in thousands)

Certain totals may not sum due to rounding

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Gross Profit (as reported)	$15,220	$13,689	$60,371	$54,649
Depreciation expense (a)	1,368	669	4,028	2,566
Plant start-up expenses and processing (b)	420	—	1,628	—
Adjusted Gross Profit	$17,008	$14,359	$66,027	$57,216
Adjusted Gross Profit as a % of Net Sales	49.9%	47.5%	49.6%	49.2%

(a)Represents non-cash depreciation expense included in Cost of Goods Sold.

(b)Represents additional operating costs incurred in 2016 in connection with the startup of our new manufacturing lines as part of the Freshpet Kitchens expansion project.

FRESHPET INC. AND SUBSIDIARIES

RECONCILIATON BETWEEN SG&A EXPENSES AND ADJUSTED SG&A EXPENSES

(Unaudited)

(Amounts in thousands)

Certain totals may not sum due to rounding

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
SG&A Expenses (as reported)	$13,669	$10,821	$62,586	$58,297
Non-cash stock based compensation (a)	690	(1,546)	3,972	3,723
Secondary fees (b)	—	—	—	593
Leadership transition expenses (c)	(36)	—	1,291	—
Adjusted SG&A Expenses	$13,015	$12,367	$57,323	$53,981
Adjusted SG&A Expense as a % of Net Sales	38.2%	40.9%	43.1%	46.5%

(a)Represents non-cash stock based compensation expense.

(b)Represents fees associated with the secondary public offering of our common stock, which was completed on May 5, 2015.

(c)Represents charges associated within our former Chief Executive Officer’s separation agreement as well as changes in estimates associated with leadership transition costs.

FRESHPET INC. AND SUBSIDIARIES

RECONCILIATON BETWEEN NET INCOME / (LOSS) AND ADJUSTED EBITDA

(Unaudited)

(Amounts in thousands)

Certain totals may not sum due to rounding

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net income/(loss)	$1,233	$2,780	$(3,161)	$(3,711)
Depreciation and amortization	2,929	2,031	9,887	7,574
Interest expense	208	193	698	455
Income tax expense	21	13	66	58
EBITDA	$4,391	$5,016	$7,490	$4,376
Loss on disposal of equipment	20	10	190	94
Launch expense (a)	775	686	2,813	2,626
Plant start-up expenses and processing (b)	420	—	1,628	—
Non-cash stock based compensation (c)	734	(1,566)	4,193	3,924
Warrant fair valuation (d)	68	(98)	49	(503)
Secondary fees (e)	—	—	—	593
Leadership transition expenses (f)	(36)		1,291	—
Adjusted EBITDA	$6,372	$4,048	$17,654	$11,110

(a)Represents new store marketing allowance of $1,000 for each store added to our distribution network as well as the non-capitalized freight costs associated with Freshpet Fridge replacements. The expense enhances the overall marketing spend to support our growing distribution network.

(b)Represents additional operating costs incurred in 2016 in connection with the startup of our new manufacturing lines as part of the Freshpet Kitchens expansion project.

(c)Represents non-cash stock based compensation expense.

(d)Represents the change of fair value for the outstanding common stock warrants.

(e)Represents fees associated with the secondary public offering of our common stock, which was completed on May 5, 2015.

(f)Represents charges associated with our former Chief Executive Officer’s separation agreement as well as changes in estimates associated with leadership transition costs.